Calculation of Filing Fee Tables
S-3
COUSINS PROPERTIES INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	9,500,000	$ 30.59	$ 290,605,000.00	0.0001531	$ 44,491.63
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 290,605,000.00		$ 44,491.63
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 44,491.63
Offering Note
[1]	Note 1.a: The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for the registration statement on Form S-3 (Registration Statement No. 333-279209) filed by the registrant with the Securities and Exchange Commission on May 8, 2024. Note 1.b: Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(r) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the shares of common stock as reported by the New York Stock Exchange on December 5, 2024.